Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Michael M. Morrissey, Chief Executive Officer of Exelixis, Inc. (the “Company”), and Frank Karbe, Chief Financial Officer of the Company, each hereby certifies, to his knowledge, that:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 27th day of October, 2011.

/s/ Michael M. Morrissey	/s/ Frank Karbe
Michael M. Morrissey, Ph.D. President and Chief Executive Officer (Principal Executive Officer)	Frank Karbe Executive Vice President and Chief Financial Officer (Principal Financial Officer)